UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2700 Homestead Road, Suite 50

Park City, UT 84098

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2021, the Company entered into an employment agreement with Paul L. Kessler. The agreement has a term of two years with renewal terms of one year. Mr. Kessler’s base salary is $250,000 annually, subject to adjustments and bonuses. A copy of the employment agreement is attached as Exhibit 10.1. Also, on December 23, 2021, the board of directors of the Company approved a one-time non-accountable expense reimbursement in the amount of $250,000 for Bristol Capital, LLC, a company controlled by Mr. Kessler, in exchange for services provided to the Company by Mr. Kessler.

On December 23, 2021, the Company entered into an amended employment agreement with Scott D. Kaufman. The agreement has a term of two years with renewal terms of one year. Mr. Kaufman’s base salary is $250,000 annually, subject to adjustments and bonuses. A copy of the amended employment agreement is attached as Exhibit 10.2. Also, on December 23, 2021, the board of directors of the Company approved a one-time non-accountable expense reimbursement in the amount of $250,000 for Mr. Kaufman for services provided to the Company.

On December 23, 2021, the Company entered into an employment agreement with Scott A. Sheikh. The agreement has a term of two years with renewal terms of one year. Beginning January 1, 2022, Mr. Sheikh’s base salary is $200,000 annually, subject to adjustments and bonuses. A copy of the agreement is attached as Exhibit 10.3.

On December 23, 2021, the Company entered into an employment agreement with Alan Urban. The agreement has a term of two years with renewal terms of one year. Beginning January 1, 2022, Mr. Urban’s base salary is $200,000 annually, subject to adjustments and bonuses. A copy of the agreement is attached as Exhibit 10.4.

The summaries of the agreements set forth above are qualified by reference to the complete agreements attached as exhibits.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 23, 2021, Greg Suess resigned his position as a member of the Board and on the same day Richard Boyce was appointed to serve as a member of the Board, filling the vacancy created by the resignation of Mr. Suess.

Mr. Richard Boyce is a 40-year experienced geophysicist who is recognized worldwide for his expertise in geology, geophysics and petroleum engineering. Mr. Boyce has developed considerable expertise in all aspects of contract negotiations; business development, project finance, government and partner relations that have resulted in successful projects located both in U.S. and International venues.

Currently and since 2002, Mr. Boyce has been the managing member of dB, LLC Petroleum Advisors www.dbgeo.com, an oil and gas consultancy. dB, LLC is an active petroleum advisory with a broad client base of mostly small oil companies who typically utilize dB as a turnkey exploration and development department. He is also founding director of JHI Associates, Inc. www.jhiassociates.com where he serves on the Board of Directors and in management as Executive Vice President and Chief Geoscience officer. JHI currently holds a 17.5% interest in the deep water Canje block located offshore Guyana in partnership with project Operator Esso Guyana (Exxon) and the French Supermajor Total. Since Exxon’s announcement of the Liza #1 discovery in 2015, the deepwater Guyana Basin is now recognized as the premier deepwater exploration province in the world. In December 2019, Exxon announced discovery of over 8 billion barrels of recoverable oil in the Stabroek Block (adjacent to Canje) and has commenced production from the first FPSO installed only five years after the discovery.

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Mr. Boyce also serves on the board of Hillair Oil and Gas, Inc. an independent oil company currently re-developing the Bayou Couba field in South Louisiana. In addition to his contributions on the board of directors, Dick takes a hands-on approach in the quality control and selection of drilling locations, utilizing his geological and geophysical expertise in the interpretation of 3D seismic.

Mr. Boyce began his career as a geophysicist for The Superior Oil Company with early training at their Geoscience Laboratory in Houston, Texas. In l980, Mr. Boyce transferred to Midland, Texas to continue working for Superior Oil Company until 1983. During his ten-year career in the Permian Basin, Mr. Boyce also worked for both Conquest Exploration Inc. and Hunt Oil Company. In 1991, Mr. Boyce transferred to Dallas, Texas where he served as the Chief Geophysicist for Hunt Oil Company and in 1992 was appointed the Exploration Manager for the Yemen Hunt Oil Company and the Exploration Vice President of the Hunt Oil subsidiaries, Ethiopia Hunt Oil and Jannah Hunt Oil. In 1996, Dick left Hunt and started his independent consulting career. Mr. Boyce holds a Bachelor of Science degree as a Geophysical Engineer from the Colorado School of Mines.

Effective December 23, 2021, Heidi C. Bowman resigned her position as Chief Financial Officer of the Company in order to focus her attention on other business responsibilities. On the same day, Alan Urban was appointed as the new Chief Financial Officer of the Company.

Mr. Urban has 30 years of experience in corporate finance and accounting. Mr. Urban has previously served in numerous senior management positions, including: Chief Financial Officer of Research Solutions (NASDAQ:RSSS) from 2010 to October 4, 2021, Chief Financial Officer of ReachLocal (NASDAQ:RLOC) from 2007 to 2009, Chief Financial Officer of a leading online poker company from 2005 to 2006, and Vice President of Finance and Treasurer for Infotrieve from 2000 to 2004. Mr. Urban has also held positions as an audit and tax manager in public accounting, and as an internal auditor. He holds a B.S. in Business, with a concentration in Accounting Theory and Practice, from California State University, Northridge and has been a Certified Public Accountant (currently inactive) since 1998.

On December 23, 2021, Scott A. Sheikh was appointed Chief Operating Officer and General Counsel of the Company.

Mr. Sheikh comes from a background in logistics, emerging technologies (such as blockchain), and cutting-edge law. Mr. Sheikh has also been directly involved in many aspects the blockchain and cryptocurrency space since its infancy. His expertise ranges from the business and legal aspects of blockchain-based businesses as well as cryptocurrency mining operations.

Before joining Creek Road Miners, since November 2020, Mr. Sheikh was outside counsel and then General Counsel of Lone Star Overnight, LLC, a regional logistics and parcel delivery company based out of Austin, TX. Prior to that, beginning in July, 2016, Mr. Sheikh was the Chief Executive Officer of a technology-focused logistics and delivery company based out of Los Angeles, CA with 3 offices, 12 warehouses, and 800 employees distributed across California, Texas, and Illinois.

Prior to that, Mr. Sheikh’s primary focus was his boutique law practice, which he started upon graduating law school. His focus was on helping technology start-ups proactively navigate complex regulatory and legal landscapes. In 2016, he began working with blockchain projects and helped guide them through the then uncharted territory within the United States securities framework.

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The financial arrangements entered into by the Company and Mr. Urban and Mr. Sheikh are set forth in Item 1.01.

No resignation disclosed in this Item 5.02 was a result of a disagreement by the resigning party with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement of Paul L. Kessler
10.2	Amended Employment Agreement of Scott D. Kaufman
10.3	Employment Agreement of Scott Sheikh
10.4	Employment Agreement of Alan Urban
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creek Road Miners, Inc.
a Delaware corporation

Dated: December 23, 2021	By:	/s/ Scott D. Kaufman
Scott D. Kaufman, CEO

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